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                                                                  Exhibit 23(g)

                 CONSENT OF MORGAN STANLEY & CO. INCORPORATED

                                          March 13, 1997

Duke Power Company
422 South Church Street
Charlotte, North Carolina 28242

Dear Sirs and Mesdames:

  We hereby consent to the inclusion in the Registration Statement of Duke Power Company ("Duke"), on Form S-4 with respect to the shares of Common Stock, without par value, of Duke, of our opinion letter appearing as Exhibit C to the Joint Proxy Statement-Prospectus which is a part of the Registration Statement, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Very truly yours,

                                          Morgan Stanley & Co. Incorporated

                                              /s/ Jeffrey R. Holzschuh
                                          By: _____________________________
                                                  Managing Director